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                                                                    EXHIBIT 23.1

                          Independent Auditor's Consent

We consent to the incorporation by reference in Registration Statement Nos. 333-100176 and 333-100177 of Georgia-Carolina Bancshares, Inc. on Form S-8 of our report dated March 4, 2004, appearing in this Annual Report on Form 10-KSB of Georgia-Carolina Bancshares, Inc. as of December 31, 2003 and 2002, and for each of the years in the three year period ending December 31, 2003.

                                       /s/  Cherry, Bekaert & Holland, L.L.P.

Augusta, Georgia
March 26, 2004